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                                                                   EXHIBIT 23(b)

                              ACCOUNTANTS' CONSENT

                                                               December 14, 2000

Breckenridge Bancshares Company
Breckenridge Hills, Missouri

Re: Registration Statement

     We consent to the inclusion in this registration statement on Form S-4 of our report dated January 21, 2000, on our audits of the financial statements and financial statement schedules of Breckenridge Bancshares Company. We also consent to the references to our firm under captions "Experts."
                                          /s/ Baird, Kurtz & Dobson
St. Louis, Missouri
December 14, 2000